Exhibit 10.117

AMENDMENT NO. 3

TO

REVOLVING CREDIT, TERM LOAN AND SECURITY AGREEMENT

THIS AMENDMENT NO. 3 (“Amendment”) is entered into as of July 11, 2001, by and among I.F.S. OF NEW JERSEY, INC., a corporation organized under the laws of the State of New Jersey (“Borrower”), PNC BANK, NATIONAL ASSOCIATION (“PNC”), the various other financial institutions (together with PNC, collectively the “Lenders”) named in or which hereafter become a party to the Loan Agreement (as hereafter defined) and PNC as agent for Lenders (in such capacity, “Agent”).

BACKGROUND

Borrower, Agent and Lenders are parties to a Revolving Credit, Term Loan and Security Agreement dated as of October 15, 1997 (as amended by Amendment No. 1 dated as of July 31, 1998, as further amended by Amendment No. 2 dated as of August 1, 1999, and as further supplemented or otherwise modified from time to time, the “Loan Agreement”) pursuant to which Agent and Lenders provide Borrower with certain financial accommodations.

Borrower has requested that Agent and Lenders: (a) amend the Term (b) make an additional term loan and (c) permit Borrower to make a dividend payment to its shareholders and Agent and Lenders are willing to do so on the terms and conditions hereafter set forth.

NOW, THEREFORE, in consideration of any loan or advance or grant of credit heretofore or hereafter made to or for the account of Borrower by Agent and Lenders, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Definitions. All capitalized terms not otherwise defined herein shall have the meanings given to them in the Loan Agreement.

2. Amendment to Loan Agreement. Subject to satisfaction of the conditions precedent set forth in Section 4 below, the Loan Agreement is hereby amended as follows:

(a) Section 1.2 of the Loan Agreement is hereby amended by inserting the following defined terms in their appropriate alphabetical order:

“Amendment No. 3” shall mean Amendment No. 3 to Revolving Credit, Term Loan and Security Agreement dated as of July     , 2001.

“Net Worth” at a particular date, shall mean all amounts that would be included under shareholders’ equity on a balance sheet of Borrower determined in accordance with GAAP as at such date.

(b) Section 1.2 of the Loan Agreement is hereby amended by deleting the following defined terms in their entirety to provide as follows:

“Maximum Loan Amount” shall mean $14,664,569 minus principal payments on the Term Loan after the date of Amendment No. 3.

“Term” shall mean the Closing Date through October 14, 2003.

“Term Note” shall mean the amended and restated promissory note in the principal amount of $2,664,569, executed by Borrower and dated as of July     , 2001, and any and all replacements and substitutions thereof.

(c) Subsection 2.4 of the Loan Agreement is amended in its entirety to provide as follows:

“Term Loan. On the Closing Date, each Lender, severally and not jointly, made an initial term loan (the “Original Term Loan”) to Borrower in the sum equal to such Lender’s Commitment Percentage of $1,650,000. On July     , 2001, each Lender, severally and not jointly, made an additional term loan (the “Additional Term Loan”) in the sum equal to such Lender’s Commitment Percentage of $2,000,000. The Original Term Loan and the Additional Term Loan were then consolidated into a single term loan in the principal amount of $2,664,569 (the “Term Loan”). The Term Loan shall be, with respect to principal, payable as follows, subject to acceleration upon the occurrence of an Event of Default under this Agreement or termination of this Agreement: in equal monthly installments of $55,511.86 each, commencing on August 1, 2001 and on the first day of each month thereafter, with the outstanding principal balance, together with accrued interest and charges due and payable on the last day of the Term. The Term Loan shall be evidenced by Amended and Restated promissory notes (collectively, the “Term Note”) substantially in the form attached to Amendment No. 3 as Exhibit 2.4.

(d) Article VI is amended by adding a new Section 6.12 which shall provide as follows:

“6.12 Net Worth. Maintain at all times after September 30, 2001, a Net Worth in an amount equal to or greater than zero.”

(e) Section 7.7 of the Loan Agreement is hereby amended in its entirety to provide as follows:

“Dividends. Declare, pay or make any dividend or distribution on any shares of the common stock or preferred stock of Borrower (other than dividends or distributions payable in its stock, or split-ups or reclassifications of its stock) or apply any of its funds, property or assets to the purchase, redemption or other retirement of any common or preferred stock, or of any options to purchase or acquire any such shares of common or preferred stock of Borrower [unless otherwise permitted in the Keep Well Agreement] provided, however, on or before             , 2001, Borrower may make a distribution in the amount of $ 3,000,000 to its shareholders.”

3. Accommodation Fee. To induce Lender to enter into this Amendment, Borrower hereby agrees to pay Agent an accommodation fee of $200,000 (the “Accommodation Fee”). This fee is due and fully earned on the date hereof and Agent shall, without making demand, charge this fee to Borrower’s Account.

4. Conditions of Effectiveness. This Amendment shall become effective upon satisfaction of the following conditions precedent: Agent shall have received (i) four (4) copies of this Amendment executed by Borrower and consented and agreed to by Guarantors and IFS Management, (ii) the Accommodation Fee; (iii) the Term Note executed by Borrower; and (iv) such other certificates, instruments, documents, agreements and opinions of counsel as may be required by Agent or its counsel, each of which shall be in form and substance satisfactory to Agent and its counsel.

5. Representations and Warranties. Borrower hereby represents and warrants as follows:

(a) This Amendment and the Loan Agreement, as amended hereby, constitute legal, valid and binding obligations of Borrower and are enforceable against Borrower in accordance with their respective terms.

(b) Upon the effectiveness of this Amendment, Borrower hereby reaffirms all covenants, representations and warranties made in the Loan Agreement to the extent the same are not amended hereby and agrees that all such covenants, representations and warranties shall be deemed to have been remade as of the effective date of this Amendment.

(c) No Event of Default or Default has occurred and is continuing or would exist after giving effect to this Amendment.

(d) Borrower has no defense, counterclaim or offset with respect to the Loan Agreement.

6. Effect on the Loan Agreement.

(a) Upon the effectiveness of Section 2 hereof, each reference in the Loan Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import shall mean and be a reference to the Loan Agreement as amended hereby.

(b) Except as specifically amended herein, the Loan Agreement, and all other documents, instruments and agreements executed and/or delivered in connection therewith, shall remain in full force and effect, and are hereby ratified and confirmed.

(c) The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of Agent or any Lender, nor constitute a waiver of any provision of the Loan Agreement, or any other documents, instruments or agreements executed and/or delivered under or in connection therewith.

7. Governing Law. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and shall be governed by and construed in accordance with the laws of the State of New York.

8. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

9. Counterparts. This Amendment may be executed by the parties hereto in one or more counterparts, each of which shall be deemed an original and all of which when taken together shall constitute one and the same agreement.

IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first written above.

I.F.S. OF NEW JERSEY, INC.

By:	/s/ James M. Cascino
	Name:	JAMES M. CASCINO
	Title:	CEO

PNC BANK, NATIONAL ASSOCIATION, as Agent

By:
Name:
Title:

CONSENTED AND AGREED TO:

SARA ST. CLAIRE, INC.

By:	/s/ James M. Cascino
	Name:	JAMES M. CASCINO
	Title:	CEO

INSTITUTIONAL FINANCING SERVICES INTERNATIONAL, INC.

By:	/s/ James M. Cascino
	Name:	JAMES M. CASCINO
	Title:	CEO

INTERNATIONAL DEVELOPMENT AND INNOVATIONS, INC.

By:	/s/ James M. Cascino
	Name:	JAMES M. CASCINO
	Title:	CEO

Exhibit 2.4

AMENDED AND RESTATED TERM NOTE

$2,664,569.00	New York, New York July , 2001

This Amended and Restated Term Note is executed and delivered under and pursuant to the terms of that certain Revolving Credit, Term Loan Capital Expenditure Loan and Security Agreement dated as of October 15, 1997 (as amended by Amendment No. 1 dated as of July 31, 1998, as further amended by Amendment No. 2 dated as of August 1, 1999, and as further supplemented or otherwise modified from time to time, the “Loan Agreement”) by and among I.F.S. OF NEW JERSEY, INC., a New Jersey corporation (“Borrower”), PNC BANK, NATIONAL ASSOCIATION (“PNC”), the various other financial institutions named in or which hereafter become a party to the Loan Agreement (together with PNC, collectively, the “Lenders”) and PNC as agent for the Lenders (in such capacity, “Agent”). Capitalized terms not otherwise defined herein shall have the meanings as provided in the Loan Agreement.

FOR VALUE RECEIVED, Borrower hereby promises to pay to the order of Agent for the ratable benefit of Lenders at Agent’s offices located at 2 PNC Plaza, 620 Liberty Avenue, Pittsburgh, Pennsylvania 15265 or at such other place as holder may from time to time designate in writing to Borrower:

(i) the principal sum of TWO MILLION SIX HUNDRED AND SIXTY FOUR THOUSAND FIVE HUNDRED AND SIXTY-NINE DOLLARS ($2,664,569.00), payable in accordance with the provisions of the Loan Agreement and subject to acceleration upon the occurrence of an Event of Default under the Loan Agreement, earlier termination of the Loan Agreement or earlier prepayment as required pursuant to the terms thereof; and

(ii) interest on the principal amount of this Note from time to time outstanding until such principal amount is paid in full, at the applicable Term Loan Rate in accordance with the provisions of the Loan Agreement. Upon and after the occurrence of an Event of Default, and during the continuation thereof, interest shall be payable at the Default Rate. In no event, however, shall interest hereunder exceed the maximum interest rate permitted by law.

This Note is the Term Note referred to in the Loan Agreement and is secured, inter alia, by the liens granted pursuant to the Loan Agreement and the Other Documents, is entitled to the benefits of the Loan Agreement and the Other Documents and is subject to all of the agreements, terms and conditions therein contained.

This Note is subject to mandatory prepayment and may be voluntarily prepaid, in whole or in part, on the terms and conditions set forth in the Loan Agreement.

This Note is being delivered in the State of New York and shall be governed by and construed in accordance with the laws of such State.

This Note amends and restates in its entirety and is given in substitution for (but not in satisfaction of) that certain Term Note dated October 15, 1997 executed by Borrowers in favor of Agent for the ratable benefit of Lenders.

Borrower expressly waives any presentment, demand, protest, notice of protest, or notice of any kind except as expressly provided in the Loan Agreement.

Witness:	I.F.S. OF NEW JERSEY, INC.

Jack B. Hood	By:	/s/ James M. Cascino
		Name:	JAMES M. CASCINO

STATE OF CALIFORNIA	)
: ss.:
COUNTY OF SOLANO	)

On the              day of July, 2001, before me personally came JAMES M. CASCINO, me known, who being by me duly sworn, did depose and say that he is the CEO of I.F.S. OF NEW JERSEY, INC., the corporation described in and which executed the foregoing instrument; and that he was authorized to sign his name thereto.

/s/ Elsie M. Hocking
[GRAPHIC APPEARS HERE]	Notary Public